U.S. BANKRUPTCY COURT
NORTHERN DISTRICT OF TEXAS

ENTERED

TAWANA C. MARSHALL, CLERK
THE DATE OF ENTRY IS
ON THE COURT'S DOCKET

The following constitutes the ruling of the court and has the force and effect therein described.

United States Bankruptcy Judge

Signed March 29, 2012

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
FORT WORTH DIVISION

IN RE:	§	
	§	
Exterra Energy, Inc.	§	Case No. 11-46956-RFN-11
	§	
	§	
	§	
DEBTOR	§	CHAPTER 11

ORDER APPROVING APPOINTMENT OF TRUSTEE

This cause comes before the Court upon the Application to Approve Appointment of Chapter 11 Trustee filed by the United States Trustee in the above entitled case. It appearing that Michael McConnell was appointed by the United States Trustee after consulting with the appropriate parties-in-interest, that he is qualified under 11 U.S.C. §321(a) to serve as Trustee in this case, and that he has no connection with the United States Trustee or any persons employed by the United States Trustee, it is

ORDERED, that the appointment of Michael McConnell as Trustee in this case be, and is hereby APPROVED.

end of order